Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 1, 2011

Cadiz Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-12114	77-0313235
(Commission File Number)	(IRS Employer Identification No.)

550 South Hope Street, Suite 2850, Los Angeles, California	90071
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (213) 271-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

    California Water Service Company (“Cal Water”) has executed an Option Agreement with Cadiz Inc. (“the Company”) to acquire conserved water and related storage capacity in the Cadiz Valley Water Conservation, Recovery & Storage Project (“Project”).  The agreement, which was executed on December 1, 2011, commits funds to the environmental review and also provides Cal Water with options to acquire both a firm annual supply of water conserved by the Project and storage rights in the Project once the environmental review is complete.  Pursuant to the agreement, Cal Water has the right to acquire an annual supply of 5,000 acre-feet of water at a pre-determined formula competitive with its incremental cost of new water.  The pricing for storage, also set out in the agreement, is based on volume and class of delivery acquired.  A copy of the agreement is attached hereto as Exhibit 10.1, and is hereby incorporated by reference.

Item 8.01    Other Events

    On December 6, 2011, Cadiz Inc. (the “Company”) issued a press release announcing that the Company has entered into an Option Agreement with Cal Water as described above in Item 1.01 of this Form 8-K.  The Company also announced the issuance of the Project’s Draft Environmental Impact Report which was published for public review on December 5, 2011, by the Santa Margarita Water District.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01    Financial Statement and Exhibits

    (d)  Exhibits

10.1 Option Agreement with California Water Service Company dated December 1, 2011

99.1 Press Release dated December 6, 2011

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cadiz Inc.

By:	/s/ Timothy J. Shaheen
Timothy J. Shaheen
Chief Financial Officer

Dated:  December 7, 2011